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                                                                    EXHIBIT 10.1


                        PROGENICS PHARMACEUTICALS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                1,000,000 Shares

1.       PURPOSE

         The purpose of the Employee Stock Purchase Plan (the "Plan") of Progenics Pharmaceuticals, Inc. (the "Company") is to attract, compensate and retain well qualified employees by providing them with an equity interest in the Company's success.

2.       STOCK SUBJECT TO THE PLAN

         The Company may issue and sell a total of 1,000,000 shares of its common stock, par value $.0013 per share (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized but unissued shares or treasury shares and may include shares that have been subject to unexercised options, whether such options have terminated or expired by their terms, by cancellation or otherwise.

3.       ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") consisting of the entire Board of Directors of the Company or of two or more non-employee directors thereof. The Committee shall have the power and authority as may be necessary to carry out the provisions of the Plan, including the interpretation and construction of the Plan and the option grants made under the Plan, the adoption of such rules and regulations as it may deem advisable and the termination of further option grants under the Plan.

4.       ELIGIBILITY

         Options under the Plan shall be granted only to employees of the Company, all employees of the Company are eligible to receive option grants and all employees granted options under the Plan shall have the same rights and privileges. Notwithstanding the foregoing, (i) no employee shall be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) no employee shall be granted an option which permits his rights to purchase stock under the Plan to accrue at a rate which exceeds $6,250 of the fair market value of such stock (determined at the time such option is granted) for each fiscal quarter in which such option is outstanding at any time. Furthermore, the Committee may in its sole discretion impose such restrictions on eligibility as may be permitted by
Section 423(b) (4) of the Code.


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5.       OPTION GRANTS

         Until such time as the Committee in its sole discretion terminates further option grants under the Plan, all eligible employees of the Company shall, on July 1, October 1, January 1 and April 1 of each year (the "Date of Grant") starting July 1, 1998, be granted an option to purchase the Common Stock, each such option to be subject and pursuant to the following terms and conditions:

         (a) Option Term. The term of each option shall be from the Date of Grant to the date six months after the Date of Grant (the "Date of Expiration").

         (b) Option Price. The purchase price per share for each option (the "Option Price") shall be the lesser of (i) the fair market value of the Common Stock on the Date of Grant or (ii) 85% of the fair market value of the Common Stock on the Date of Exercise (as such term is defined below). As used herein, the fair market value of the Common Stock on the Date of Grant shall be the closing price of the Common Stock on the Nasdaq National Market on the date prior to the Date of Grant and the fair market value of the Common Stock on the Date of Exercise shall be the closing price of the Common Stock on the Nasdaq National Market on the Date of Exercise provided, however, that, if the employee exercising the option resells the shares on the Date of Exercise, the average selling price for such shares, before the payment of brokerage commissions and expenses, shall be the fair market value on the Date of Exercise. In the event the Common Stock ceases at any time to be traded on the Nasdaq National Market, the fair market value of the Common Stock shall be determined in such manner as may be set by the Committee.

         (c) Number of Option Shares. Unless and until the Committee in its sole discretion determines otherwise, the number of shares subject to each option shall be the whole number equal to (i) up to 25% of each employee's total compensation during the fiscal quarter starting with the Date of Grant, as such percentage shall be determined by the Committee prior to the Date of Grant, divided by (ii) the lesser of the fair market value of the Common Stock on the Date of Grant or 85% of the closing price of the Common Stock on the Nasdaq National Market on the date prior to the Date of Exercise (or such other manner for determining the fair market value of the Common Stock on such date if not then traded on the Nasdaq National Market). In no event, however, shall the number of shares subject to any option exceed $6,250 divided by the fair market value of the Common Stock on the Date of Grant.

         (d) Exercise. The date of exercise of each option (the "Date of Exercise") shall be a date during the three-month period starting with the date three months after the Date of Grant and ending on the Date of Expiration, as chosen by each employee. Exercise shall not be made with respect to less than the total number of shares subject to each option and shall be


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                  effected by delivering to the Company written notice of
                  exercise at least one day prior to the Date of Exercise. Notwithstanding the foregoing, each employee who is subject to
                  Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall deliver to the Company written notice of exercise at least six months prior to the Date of Exercise and, absent such notice, shall be deemed to have made an irrevocable election to have the Date of Exercise be the Date of Expiration.

         (e) Payment. Payment for the shares purchased upon exercise of each option (including the amount, if any, necessary to satisfy federal, state or local income tax withholding requirements) shall be in cash within five business days following the Date of Exercise and, in the event payment is not received, the Company may withhold the shares and cancel the option. Notwithstanding the foregoing, the Committee may in its sole discretion permit employees (i) to pay for shares acquired upon exercise of options by delivering shares of the Common Stock owned by such employee or (ii) to forgo payment for the shares and receive instead the net number of shares that would be received if such employee borrowed shares of the Common Stock for payment of the purchase price and returned the borrowed shares from the shares acquired upon exercise of the option.

         (f) Termination of Employment. In the event an employee's employment with the Company terminates for any reason other than the employee's death, any option held by such employee shall forthwith terminate without any further rights on the part of the employee. In the event of an employee's death, the employee's estate, legal representative or beneficiary may exercise any option held by such employee at any time prior to the Date of Expiration with respect to such option. Nothing herein shall be deemed to confer any right of continued employment with the Company or to limit the right of the Company to terminate employment with any employee.

6.       RIGHTS AS A STOCKHOLDER

         Until such time as each option has been exercised and the shares acquired thereby have been issued and delivered to the employee pursuant to such exercise, the employee shall have no rights as a stockholder with respect to the shares of the Common Stock subject to the option.

7.       NONTRANSFERABILITY OF THE OPTION

         Any option granted under the Plan may not be assigned or transferred except by will or by the laws of descent and distribution and is exercisable during the life of the employee only by the employee.


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8.       COMPLIANCE WITH SECURITIES LAWS

          If the shares to be issued upon exercise of any option granted under the Plan have not been registered under the Securities Act of 1933, as amended, and any applicable state securities laws, the Company's obligation to issue such shares shall be conditioned upon receipt of a representation in writing that the employee is acquiring such shares for his or her own account and not with a view to the distribution thereof and the certificate representing such shares shall bear a legend in such form as the Company's counsel deems necessary or desirable. In no event shall the Company be obligated to issue any shares pursuant to the exercise of an option if, in the opinion of the Company's counsel, such issuance would result in a violation of any federal or state securities laws.

9.       CHANGE OF CONTROL

         In the event of a Change of Control (as such term is defined below), all outstanding options under the Plan shall immediately become fully exercisable and all of the rights and benefits relating thereto shall become fixed and not subject to change or revocation by the Company. As used herein, a Change of Control shall be deemed to have occurred if (i) any person within the meaning of Section 13(d) and 14(d) of the Exchange Act, other than the Company or any officer or director of the Company, becomes the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 20% or more of the combined voting securities of the Company or (ii) a change of 20% or more in the composition of the Board of Directors of the Company occurs without the approval of the majority of said Board of Directors as it exists at the time immediately preceding such change in composition.

10.      STOCK ADJUSTMENTS

         (a) In the event of a stock dividend, stock split, recapitalization, merger in which the Company is the surviving corporation or other capital adjustment affecting the outstanding shares of the Common Stock, an appropriate adjustment shall be made, as determined by the Board of Directors of the Company, to the number of shares subject to the Plan and the exercise price per share with respect to any option granted under the Plan.

         (b) In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any option granted under the Plan shall continue in full force and effect unless either (i) the Board of Directors of the Company modifies such option so that it is fully exercisable with respect to the number of shares measured by the then current compensation prior to the effective date of such transaction or (ii) the surviving corporation issues or assumes a stock option contemplated by
                  Section 424(a) of the Code.


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11.      EFFECTIVENESS OF THE PLAN

         The Plan has been adopted on April 22, 1998 by resolution of the Board of Directors of the Company and shall become effective upon the approval by the affirmative votes of the holders of a majority of the Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

12.      AMENDMENT OF THE PLAN

         The Board may at any time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that (i) no alteration, amendment, suspension or termination shall adversely affect the rights of an employee with respect to any outstanding options granted under the Plan and (ii) any amendment which must be approved by the stockholders of the Company in order to ensure that all transactions under the Plan continue to be exempt under Rule 16b-3 under the Exchange Act or any successor provision or to comply with any rule or regulation of a governmental authority, applicable securities exchange or Nasdaq National Market shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule or regulation.


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